EXHIBIT 10.8

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

as Guarantor

and

IAMGOLD CORPORATION

as Secured Creditor

GUARANTEE AND SUPPORT AGREEMENT

April 25, 2006

STIKEMAN ELLIOTT LLP

TABLE OF CONTENTS
ARTICLE 1
INTERPRETATION
Section	1.1	Defined Terms	1
Section	1.2	Interpretation	3
ARTICLE 2
GUARANTEE
Section	2.1	Guarantee	4
Section	2.2	Indemnity	4
Section	2.3	Primary Obligation	4
Section	2.4	Absolute Liability	5
ARTICLE 3
ENFORCEMENT
Section	3.1	Remedies	7
Section	3.2	Amount of Obligations	7
Section	3.3	Payment on Demand	7
Section	3.4	Costs and Expenses	7
Section	3.5	Assignment and Postponement	8
Section	3.6	Suspension of Guarantor Rights	9
Section	3.7	No Prejudice to Secured Creditor	9
Section	3.8	Rights of Subrogation	10
Section	3.9	No Set-off	11
Section	3.10	Successors of the Debtor	11
Section	3.11	Continuing Guarantee and Continuing Obligations	11
Section	3.12	Supplemental Security	11
Section	3.13	Security for Guarantee	11
Section	3.14	Right of Set-off	11
Section	3.15	Interest Act (Canada)	12
Section	3.16	Taxes	12
Section	3.17	Judgment Currency	13
ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section	4.1	Representations and Warranties	14
Section	4.2	Debenture Covenants	15

ARTICLE 5
GENERAL
Section	5.1	Notices.	17
Section	5.2	No Merger, Survival of Representations and Warranties	18
Section	5.3	Further Assurances	18
Section	5.4	Successors and Assigns	18
Section	5.5	Amendment	18
Section	5.6	Waivers, etc	19
Section	5.7	Severability	19
Section	5.8	Application of Proceeds	19
Section	5.9	Governing Law	19

GUARANTEE AND SUPPORT AGREEMENT

     Guarantee and Support Agreement dated as of April 25, 2006 made by Battle Mountain Gold Exploration Corp. to and in favour of IAMGold Corporation.

RECITALS:

(a)	The Debtor, the Guarantor, the Secured Creditor and Repadre International Corporation (“Repadre”) entered into a purchase agreement dated as of the date hereof (the “Purchase Agreement”) pursuant to which the Guarantor has agreed to purchase the shares of BMGX (Barbados) Corporation from Repadre and the Debtor has agreed to purchase all of the shares of 1210078 Alberta Ltd. (“AlbertaCo”) from the Secured Creditor.

(b)	As partial payment of the purchase price owing for the shares of AlbertaCo, the Secured Creditor has agreed to accept the Debenture, provided that the obligations of the Debtor pursuant thereto are guaranteed by the Guarantor and the Guarantor’s obligations hereunder are secured by the Guarantor Security Documents.

(c)	Pursuant to the Debenture, the Debtor has agreed to deliver common shares of the Guarantor to the holder of the Debenture (the “Holder”), upon the exchange at any time and from time to time by the Holder of all or any part of the indebtedness pursuant to the Debenture for such Common Shares.

(d)	The Guarantor has agreed to support the Debtor in satisfying its obligations to the Holder pursuant to the Debenture.

(e)	The Debtor is a Subsidiary of the Guarantor and the Guarantor considers it in its best interests to provide this Guarantee.

     In consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Guarantor agrees as follows.

ARTICLE 1
INTERPRETATION

Section 1.1 Defined Terms.

As used in this Guarantee the following terms have the following meanings:

“Business Day” means any day other than a Saturday or Sunday or such other day on which banks are authorized or required to close in Toronto, Ontario or Vancouver, British Columbia.

“Common Shares” means the shares without nominal or par value of the Guarantor designated as common shares in its articles of incorporation, as such shares exist at the commencement of business on the date hereof; provided that in the event of a subdivision, redivision, reduction, combination, consolidation, reclassification or other change described in Article 6 of the Debenture then, subject to adjustments, if any, having been made in accordance with the provisions of Article 6 of the Debenture, “Common Shares” shall mean the shares resulting from such subdivision, redivision, reduction, combination, consolidation, reclassification or other change, as the case may be.

“Debtor” means 1212500 Alberta Ltd., a corporation incorporated and existing under the laws of Alberta, and its successors and permitted assigns.

“Debenture” means the 6% exchangeable secured subordinated debenture dated as of the date hereof issued by the Debtor in favour of the Secured Creditor, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time and includes any agreement extending the maturity of, refinancing or restructuring all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same Secured Creditor.

“Documents” means the Debenture, this Guarantee, the Guarantor Security Documents and each other document and other instrument executed by the Debtor or the Guarantor in favour of the Secured Creditor (as such term is defined in the Debenture), as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time.

“Debt Parties” means the Debtor, the Guarantor and any other Person that, from time to time, provides support for the Obligations.

“Event of Default” has the meaning given to such term in the Debenture.

“Guarantee” means this guarantee, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time.

“Guarantor” means Battle Mountain Gold Exploration Corp., a corporation incorporated and existing under the laws of Nevada, and its successors and permitted assigns.

“Guarantor Security Documents” means the General Security Agreement dated as of the date hereof between the Guarantor and the Secured Creditor, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and all other security and other agreements held by the Secured Creditor from time to time for the Guarantor’s obligations under this Guarantee.

“Obligations” means (i) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, at any time or from time to time due or accruing due and owing by or otherwise payable by the Debtor to the Secured Creditor, in any currency, pursuant to the Debenture and whether incurred by the Debtor alone or jointly with another or others and whether as principal, guarantor or surety, and (ii) the due performance and compliance by the Debtor with all of the terms and conditions of the Debenture and the other Documents, as such debts, liabilities and obligations may be varied from time to time as contemplated by Section 3.7.

“Other Taxes” means present and future stamp and documentary taxes and any other excise and property taxes, charges, financial institutions duties, debits taxes and similar levies which arise from any payment made by the Guarantor under this Guarantee or under any of the Guarantor Security Documents or from the execution, delivery or registration of, or otherwise with respect to, this Guarantee or any of the Guarantor Security Documents.

“Secured Creditor” means IAMGold Corporation and its successors and assigns.

“Taxes” means all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities imposed by any country (or any political subdivision or taxing authority of it).

Section 1.2 Interpretation.

(1)	Capitalized terms used in this Guarantee but not defined have the meanings given to them in the Debenture.

(2)	In this Guarantee the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”. The phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”. The expression “Article”, “Section” or other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of this Guarantee.

(3)	Any reference in this Guarantee to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)	The division of this Guarantee into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and are not to affect its interpretation.

(5)	The schedules attached to this Guarantee form an integral part of it for all purposes of it.

(6)	Any reference to this Guarantee, any Document or any Guarantor Security Document refers to this Guarantee or such Document or Guarantor Security Document as the same may have been or may from time to time be amended, modified, extended, renewed, restated, replaced or supplemented and includes all schedules to it. Except as otherwise provided in this Guarantee, any reference in this Guarantee to a statute refers to such statute and all rules and regulations made under it as the same may have been or may from time to time be amended or re-enacted.

(7)	All references in this Guarantee to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

ARTICLE 2
GUARANTEE

Section 2.1 Guarantee.

     The Guarantor irrevocably and unconditionally guarantees to the Secured Creditor the due and punctual payment, and the due performance, whether at stated maturity, by acceleration or otherwise, of the Obligations. The Guarantor agrees that the Obligations will be paid to the Secured Creditor strictly in accordance with their terms and conditions.

Section 2.2 Indemnity.

     If any or all of the Obligations are not duly performed by the Debtor and are not performed by the Guarantor under Section 2.1 for any reason whatsoever, the Guarantor will, as a separate and distinct obligation, indemnify and save harmless the Secured Creditor from and against all losses resulting from the failure of the Debtor to duly perform such Obligations.

Section 2.3 Primary Obligation

     If any or all of the Obligations are not duly performed by the Debtor and are not performed by the Guarantor under Section 2.1 or the Secured Creditor is not indemnified under Section 2.2, in each case, for any reason whatsoever, such

Obligations will, as a separate and distinct obligation, be performed by the Guarantor as primary obligor. Section 2.4 Absolute Liability.

     The Guarantor agrees that the liability of the Guarantor under Section 2.1 and Section 2.3 and, for greater certainty, under Section 2.2, is absolute and unconditional irrespective of:

(a)	the lack of validity or enforceability of any terms of any of the Documents;

(b)	any contest by the Debtor or any other Person as to the amount of the Obligations, the validity or enforceability of any terms of the Documents or the perfection or priority of any security granted to the Secured Creditor;

(c)	any defence, counter claim or right of set-off available to the Debtor;

(d)	any release, compounding or other variance of the liability of the Debtor or any other Person liable in any manner under or in respect of the Obligations or the extinguishment of all or any part of the Obligations by operation of law;

(e)	any change in the time or times for, or place or manner or terms of payment or performance of the Obligations or any consent, waiver, renewal, alteration, extension, compromise, arrangement, concession, release, discharge or other indulgences which the Secured Creditor may grant to the Debtor or any other Person;

(f)	any amendment or supplement to, or alteration or renewal of, or restatement, replacement, refinancing or modification or variation of (including any increase in the amounts available thereunder or the inclusion of an additional Debtor thereunder), or other action or inaction under, the Debenture, the other Documents or any other related document or instrument, or the Obligations;

(g)	any discontinuance, termination, reduction, renewal, increase, abstention from renewing or other variation of any credit or credit facilities to, or the terms or conditions of any transaction with, the Debtor or any other Person;

(h)	any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Debtor, the Guarantor or any other Debt Party or any reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of the Debtor, the Guarantor or any other Debt Party or their respective businesses;

(i)	any dealings with the security which the Secured Creditor holds or may hold pursuant to the terms and conditions of the Documents, including the taking, giving up or exchange of securities, their variation or realization, the accepting of compositions and the granting of releases and discharges;

(j)	any limitation of status or power, disability, incapacity or other circumstance relating to the Debtor, the Guarantor, any other Debt Party or any other Person, including any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, winding-up or other like proceeding involving or affecting the Debtor, the Guarantor, any other Debt Party or any other Person or any action taken with respect to this Guarantee by any trustee or receiver, or by any court, in any such proceeding, whether or not the Guarantor shall have notice or knowledge of any of the foregoing;

(k)	the assignment of all or any part of the benefits of this Guarantee;

(l)	any impossibility, impracticability, frustration of purpose, force majeure or illegality of any Document, or the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of (i) any governmental entity that amends, varies, reduces or otherwise affects, or purports to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of the Guarantor under this Guarantee, or (ii) any court order that amends, varies, reduces or otherwise affects any of the Obligations;

(m)	any taking or failure to take security, any loss of, or loss of value of, any security, or any invalidity, non-perfection or unenforceability of any security held by the Secured Creditor, or any exercise or enforcement of, or failure to exercise or enforce, security, or irregularity or defect in the manner or procedure by which the Secured Creditor realizes on such security;

(n)	any application of any sums received to the Obligations, or any part thereof, and any change in such application; and

(o)	any other circumstances which might otherwise constitute a defence available to, or a discharge of, the Guarantor, the Debtor or any other Person in respect of the Obligations or this Guarantee.

ARTICLE 3
ENFORCEMENT

Section 3.1 Remedies.

     The Secured Creditor is not bound to exhaust its recourse against the Debtor or any other Person or realize on any security it may hold in respect of the Obligations before being entitled to (i) enforce payment and performance under this Guarantee or (ii) pursue any other remedy against the Guarantor, and the Guarantor renounces all benefits of discussion and division.

Section 3.2 Amount of Obligations.

     Any account settled or stated by or between the Secured Creditor and the Debtor, or if any such account has not been settled or stated immediately before demand for payment under this Guarantee, any account stated by the Secured Creditor shall, in the absence of manifest mathematical error, be accepted by the Guarantor as conclusive evidence of the amount of the Obligations which is due by the Debtor to the Secured Creditor or remains unpaid by the Debtor to the Secured Creditor.

Section 3.3 Payment on Demand.

     The Guarantor will pay and perform the Obligations and pay all other amounts payable by it to the Secured Creditor under this Guarantee, and the obligation to do so arises, immediately after the occurrence of an Event of Default demand for such payment or performance is made in writing to it. The liability of the Guarantor bears interest from the date of such demand at the rate or rates of interest then applicable to the Obligations under and calculated in the manner provided in the Documents (including any adjustment to give effect to the provisions of the Interest Act (Canada)).

Section 3.4 Costs and Expenses.

     The Guarantor is liable for and will pay on demand by the Secured Creditor any and all expenses, costs and charges incurred by or on behalf of the Secured Creditor in connection with this Guarantee, including all legal fees, courts costs, receivers or agent’s remuneration and other expenses in connection with enforcing any of their rights under this Guarantee.

Section 3.5 Assignment and Postponement.

(1)	All obligations, liabilities and indebtedness of the Debtor to the Guarantor of any nature whatsoever and all security therefor (the “Intercorporate Indebtedness”) are assigned and transferred to the Secured Creditor as continuing and collateral security for the Guarantor's obligations under this Guarantee and postponed to the payment in full of all Obligations. Until the occurrence of an Event of Default that is continuing, the Guarantor may receive payments in respect of the Intercorporate Indebtedness as permitted under the Debenture. The Guarantor will not assign all or any part of the Intercorporate Indebtedness to any Person other than the Secured Creditor.

(2)	Upon the occurrence and during the continuation of an Event of Default, all Intercorporate Indebtedness will be held in trust for the Secured Creditor and will be collected, enforced or proved subject to, and for the purpose of, this Guarantee. In such event, any payments received by the Guarantor in respect of the Intercorporate Indebtedness will be held in trust for the Secured Creditor and segregated from other funds and property held by the Guarantor and immediately paid to the Secured Creditor on account of the Obligations.

(3)	The Intercorporate Indebtedness shall not be released or withdrawn by the Guarantor without the prior written consent of the Secured Creditor. The Guarantor will not allow a limitation period to expire on the Intercorporate Indebtedness or ask for or obtain any security or negotiable paper for, or other evidence of, the Intercorporate Indebtedness except for the purpose of delivering the same to the Secured Creditor.

(4)	In the event of any insolvency, bankruptcy or other proceeding involving the liquidation, arrangement, compromise, reorganization or other relief with respect to the Debtor or its debts, the Guarantor will, upon the request of the Secured Creditor, make and present a proof of claim or commence such other proceedings against the Debtor on account of the Intercorporate Indebtedness as may be reasonably necessary to establish the Guarantor’s entitlement to payment of any Intercorporate Indebtedness. Such proof of claim or other proceeding must be made or commenced prior to the earlier of (i) the day which is 30 days after notice requesting such action is delivered by or on behalf of the Secured Creditor to the Guarantor and (ii) the day which is 10 days preceding the date when such proof of claim or other proceeding is required by applicable law to be made or commenced. Such proof of claim or other proceeding must be in form and substance acceptable to the Secured Creditor.

(5)	If the Guarantor fails to make and file such proof of claim or commence such other proceeding in accordance with this Section, the Secured Creditor is irrevocably authorized, empowered and directed and appointed the true and lawful attorney of the Guarantor (but is not obliged) with the power to exercise for and on behalf of the Guarantor the following rights, upon the occurrence and during the continuance of an Event of Default: (i) to make and present for and on behalf of the Guarantor proofs of claims or other such proceedings against the Debtor on account of the Intercompany Indebtedness, (ii) to demand, sue for, receive and collect any and all dividends or other payments or disbursements made in respect of the Intercompany Indebtedness in whatever form the same may be paid or issued and to apply the same on account of the Obligations, and (iii) to demand, sue for, collect and receive each such payment and distribution and give acquittance therefor and to file claims and take such other actions, in its own name or in the name of the Guarantor or otherwise, as the Secured Creditor may deem necessary or advisable to enforce its rights under this Guarantee.

(6)	The Guarantor will execute all subordinations, postponements, assignments and other agreements as the Secured Creditor may reasonably request to more effectively subordinate and postpone the Intercorporate Indebtedness to the payment and performance of the Obligations.

(7)	The provisions of this Section 3.5 survive the termination of this Guarantee and remain in full force and effect until (i) the Obligations and all other amounts owing under the Documents are repaid in full; and (ii) the Secured Creditor has no further obligations under any of the Documents.

Section 3.6  Suspension of Guarantor Rights.

     So long as there are any Obligations, the Guarantor will not exercise any rights which it may at any time have by reason of the performance of any of its obligations under this Guarantee (i) to be indemnified by the Debtor, (ii) to claim contribution from any other guarantor of the debts, liabilities or obligations of the Debtor, or (iii) subject to Section 3.8, to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Creditor under any of the Documents.

Section 3.7 No Prejudice to Secured Creditor.

     The Secured Creditor is not prejudiced in any way in the right to enforce any provision of this Guarantee by any act or failure to act on the part of the Debtor or the Secured Creditor. The Secured Creditor may, at any time and from time to time, in such manner it determines is expedient, without any consent of, or notice to, the Guarantor and without impairing or releasing the obligations of the Guarantor (i) change the manner, place, time or terms of payment or performance of the

Obligations, (ii) renew or alter the Obligations, (iii) amend, vary, modify, supplement or replace any Document or any other related document or instrument, (iv) discontinue, reduce, renew, increase, abstain from renewing or otherwise vary any credit or credit facilities to, any transaction with, the Debtor or any other Person, (v) release, compound or vary the liability of the Debtor or any other Person liable in any manner under or in respect of the Obligations, (vi) take or abstain from taking securities or collateral from any other Person, or from perfecting securities or collateral of any other Person, (vii) exercise or enforce or refrain from exercising or enforcing any right or security against the Debtor, the Guarantor or any other Person, (viii) accept compromises or arrangement from any Person, (ix) apply any sums from time to time received to the Obligations, or any part thereof, and change any such application in whole or in part from time to time, (x) otherwise deal with, or waiver or modify their right to deal with, any Person and security. In their dealings with the Debtor, the Secured Creditor need not enquire into the authority or power of any Person purporting to act for or on behalf of the Debtor.

Section 3.8  Rights of Subrogation

     Any rights of subrogation acquired by the Guarantor by reason of payment under this Guarantee shall not be exercised until the Obligations and all other amounts due to the Secured Creditor have been paid or repaid in full and such rights of subrogation shall be no greater than the rights held by the Secured Creditor. In the event (i) of the liquidation, winding up or bankruptcy of the Debtor (whether voluntary or compulsory), (ii) that the Debtor makes a bulk sale of any of its assets within the provisions of any bulk sales legislation, or (iii) that the Debtor makes any composition with creditors or enters into any scheme of arrangement, the Secured Creditor has the right to rank in priority to the Guarantor for its full claims in respect of the Obligations and receive all dividends and other payments until its claims have been paid in full. The Guarantor will continue to be liable, less any payments made by it, for any balance which may be owing to the Secured Creditor by the Debtor. No valuation or retention of its security by the Secured Creditor shall, as between the Secured Creditor and the Guarantor, be considered as a purchase of such security or as payment or satisfaction or reduction of all or any part of the Obligations. If any amount is paid to the Guarantor at any time when all the Obligations and other amounts due to the Secured Creditor have not been paid in full, the amount will be held in trust for the benefit of the Secured Creditor and immediately paid to the Secured Creditor to be credited and applied to the Obligations, whether matured or unmatured. The Guarantor has no recourse against the Secured Creditor for any invalidity, non-perfection or unenforceability of any security held by the Secured Creditor or any irregularity or defect in the manner or procedure by which the Secured Creditor realizes on such security.

Section 3.9 No Set-off.

     To the fullest extent permitted by law, the Guarantor makes all payments under this Guarantee without regard to any defence, counter-claim or right of set-off available to it.

Section 3.10  Successors of the Debtor.

     This Guarantee will not be revoked by any change in the constitution of the Debtor. This Guarantee and the Guarantor Security Documents extend to any person, firm or corporation acquiring, or from time to time carrying on, the business of the Debtor.

Section 3.11 Continuing Guarantee and Continuing Obligations.

     The obligation of the Guarantor under Section 2.1 is a continuing guarantee, and the obligations of the Guarantor under Section 2.2and Section 2.3 are continuing obligations. Each of Section 2.1, Section 2.2 and Section 2.3 extends to all present and future Obligations, applies to and secures the ultimate balance of the Obligations due or remaining due to the Secured Creditor and is binding as a continuing obligation of the Guarantor until the Secured Creditor releases the Guarantor. This Guarantee will continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Secured Creditor upon the insolvency, bankruptcy or reorganization of the Debtor or otherwise, all as though the payment had not been made.

Section 3.12  Supplemental Security.

     This Guarantee is in addition and without prejudice to and supplemental to all other guarantees, indemnities, obligations and security now held or which may hereafter be held by the Secured Creditor.

Section 3.13  Security for Guarantee.

     The Guarantor acknowledges that this Guarantee is intended to secure payment and performance of the Obligations and that the payment and performance of the Obligations and the other obligations of the Guarantor under this Guarantee are secured pursuant to the terms and provisions of the Guarantor Security Documents.

Section 3.14 Right of Set-off.

     Upon the occurrence and during the continuance of any Event of Default, the Secured Creditor is authorized by the Guarantor at any time and from time to time and may, to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Secured Creditor to or for the credit or the account of the Guarantor against any and all of the obligations of the

Guarantor now or hereafter existing irrespective of whether or not (i) the Secured Creditor has made any demand under this Guarantee, or (ii) any of the obligations comprising the Obligations are contingent or unmatured. The rights of the Secured Creditor under this Section 3.14 are in addition and without prejudice to and supplemental to other rights and remedies which the Secured Creditor may have.

Section 3.15  Interest Act (Canada).

     The Guarantor acknowledges that certain of the rates of interest applicable to the Obligations may be computed on the basis of a year of 360 days or 365 days, as the case may be and paid for the actual number of days elapsed. For purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of 360 days or 365 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate is equivalent to (i) the applicable rate based on a year of 360 days or 365 days, as the case may be, (ii) multiplied by the actual number of days in the calendar year in which the period for such interest is payable (or compounded) ends, and (iii) divided by 360 or 365, as the case may be.

Section 3.16 Taxes.

(1)	All payments to the Secured Creditor by the Guarantor under this Guarantee or under any of the Guarantor Security Documents will be made free and clear of and without deduction or withholding for any and all Taxes, unless such Taxes are required by applicable law to be deducted or withheld. If the Guarantor is required by applicable law to deduct or withhold any such Taxes from or in respect of any amount payable under this Guarantee or under any of the Guarantor Security Documents (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 3.16), the Secured Creditor receives an amount equal to the amount it would have received if no such deduction or withholding had been made, (ii) the Guarantor will make such deductions or withholdings, and (iii) the Guarantor will immediately pay the full amount deducted or withheld to the relevant Governmental Entity in accordance with applicable law.

(2)	The Guarantor agrees to immediately pay any Other Taxes.

(3)	The Guarantor will indemnify the Secured Creditor for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Guarantor under this Section 3.16) paid by the Secured Creditor and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes and Other Taxes, whether or not they were correctly or legally asserted. Payment under this indemnification will be made within 30 days from the date the Secured Creditor makes written demand for it. A certificate as to the amount of such Taxes and Other Taxes submitted to the Guarantor by the Secured Creditor is conclusive evidence, absent manifest error, of the amount due from the Guarantor to the Secured Creditor.

(4)	The Guarantor will furnish to the Secured Creditor the original or a certified copy of a receipt evidencing payment of any Taxes or Other Taxes made by the Guarantor within 30 days after the date of any payment of such Taxes or Other Taxes.

(5)	The provisions of this Section 3.16 survive the termination of this Guarantee.

Section 3.17 Judgment Currency.

(1)	If for the purposes of obtaining judgment in any court it is necessary to convert all or any part of the Obligations or any other amount due to the Secured Creditor in respect of the Guarantor's obligations under this Guarantee in any currency (the “Original Currency”) into another currency (the “Other Currency”), the Guarantor, to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Secured Creditor could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is paid or satisfied.

(2)	The obligations of the Guarantor in respect of any sum due in the Original Currency from it to the Secured Creditor shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Secured Creditor, of any sum adjudged to be so due in such Other Currency the Secured Creditor may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Secured Creditor in the Original Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Secured Creditor against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Secured Creditor in the Original Currency, the Secured Creditor agrees to remit such excess to the Guarantor.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1 Representations and Warranties.

     The Guarantor represents and warrants, acknowledging and confirming that that the Secured Creditor is relying on such representations and warranties in connection with the acceptance of this Guarantee, that:

(a)	Incorporation and Qualification. The Guarantor is a corporation incorporated and existing under the laws of Nevada.

(b)	Corporate Power. The Guarantor has the corporate power to (i) own, lease and operate its properties and assets and carry on its business as now being conducted by it, and (ii) enter into and perform its obligations under the Documents to which it is a party.

(c)	Conflict With Other Instruments. The execution and delivery by the Guarantor and the performance by it under, and compliance with the terms, conditions and provisions of, the Documents to which it is a party:

(i) do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) constitute or result in a violation or breach of, or conflict with, or allow any other Person to exercise any rights under, any of the terms or provisions of its constating documents or by-laws;

(ii) do not and will not (or would not with the giving of notice, the lapse of time or the happening or any other event or condition) constitute or result in a breach or violation of, or conflict with or allow any other Person to exercise any rights under, any of the terms or provisions of any contracts, leases or instruments to which it is a party or pursuant to which any of its assets or property may be affected; and

(iii) do not and will not result in the violation of any law, regulation or rule or any judgment, injunction, order, writ, decision, ruling or award which is binding on it.

(d)	Execution and Binding Obligation. This Guarantee and the other Documents to which it is a party have been duly executed and delivered by the Guarantor and constitute legal, valid and binding agreements of it enforceable against it in accordance with their respective terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, arrangement and other laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies.

(e)	Debenture Representations. Each representation and warranty made by the Debtor under section 4.1 of the Debenture, is true, accurate and complete in all respects.

Section 4.2  Debenture Covenants.

     Until the Obligations and all other amounts owing under this Guarantee are paid or repaid in full, the Obligations are performed in full and there is no indebtedness owing under the Documents, the Guarantor covenants and agrees that it will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Article 5 or Article 6 of the Debenture, and so that no Event of Default under Article 9 of the Debenture, is caused by the actions of the Guarantor or any of its Subsidiaries.

ARTICLE 5
SUPPORT OBLIGATIONS

Section 5.1 Support.

     The Guarantor agrees to take all such actions and to do all such things as are necessary or desirable to enable and permit the Debtor, in accordance with applicable law, to perform its obligations with respect to the delivery of Common Shares to the Holder in accordance with the terms of the Debenture, and the Guarantor agrees not to exercise its vote as the sole shareholder of the Debtor to initiate any liquidation, dissolution or winding-up of the Debtor nor to take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Debtor.

Section 5.2 Support Representations and Warranties

     The Guarantor hereby represents, warrants and covenants that it has reserved for issuance and will, at all times while the Debenture is outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued Common Shares, such number of Common Shares as is equal to the greater of (a) 4,000,000 Common Shares, and (b) such greater number of Common Shares as is now or may hereafter be required to enable and permit the Debtor to meet its obligations under the Debenture.

Section 5.3  Delivery of Common Shares

     In furtherance of its obligations hereunder, upon notice from the Debtor of any event that requires the Debtor to cause to be delivered Common Shares to the Holder, the Guarantor shall forthwith issue and deliver the requisite number of Common Shares to be received by, and issued to or to the order of, the Holder, and all such Common Shares shall be duly authorized, validly issued and fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

Section 5.4 Qualification of Common Shares.

     The Guarantor will in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its power to cause all Common Shares that are required to be delivered pursuant to the Debenture to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which other outstanding Common Shares are listed and are quoted or posted for trading at such time.

Section 5.5 Ownership of Outstanding Shares of the Debtor

     The Guarantor covenants and agrees in favour of the Holder that, as long as any indebtedness is outstanding pursuant to the Debenture, the Guarantor will be and remain the direct registered and beneficial owner of all issued and outstanding voting shares in the capital of the Debtor. Notwithstanding the foregoing and for greater certainty, the following shall not constitute violations of this section:

(a)	if any person or group of persons acting jointly or in concert acquires substantially all of the assets of the Debtor pursuant to any merger of the Guarantor and any other corporation pursuant to which the Guarantor is not the surviving corporation; or

(b)	if any person or group of persons acting jointly or in concert acquires all of the issued and outstanding Common Shares.

Section 5.6 Stock Exchange Listing.

     The Guarantor covenants and agrees that, as long as any indebtedness is outstanding pursuant to the Debenture, the Guarantor will use its best efforts to maintain a listing for the Common Shares on the Over The Counter Bulletin Board or, if the Common Shares are listed on any Canadian stock exchange after the date hereof, on such Canadian stock exchange.

Section 5.7 Deemed Amendment of Agreement.

     At all times after the occurrence of any event contemplated pursuant to Article 6 of the Debenture or otherwise, as a result of which the Common Shares are in any way changed, this Agreement shall forthwith be deemed to be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Common Shares are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

ARTICLE 6
GENERAL

Section 6.1 Notices.

     Any notice, direction or other communication (each a “Notice”) given regarding the matters contemplated by this Guarantee must be in writing, sent by personal delivery, courier or facsimile (but not by electronic mail) and addressed:

(a) to the Guarantor at:

One East Liberty Street
Sixth Floor, Suite 9
Reno, Nevada
USA 89504

Attention: Mark Kucher

Facsimile: (775) 686-6066

(b) to the Secured Creditor at:

IAMGold Corporation
220 Bay Street
5th Floor
Toronto, ON M5J 2W4

Attention: Grant Edey Telephone: (416) 360-4720 Facsimile: (416) 360-4750

A Notice is deemed to be delivered and received (i) if sent by personal delivery, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, (ii) if sent by same-day service courier, on the date of delivery if sent on a Business Day and delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, (iii) if sent by overnight courier, on the next Business Day, or (iv) if sent by facsimile, on the Business Day following the date of confirmation of transmission by the originating facsimile. A party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any subsequent Notice must be sent to the party at its changed address. Any element of a party’s address that is not specifically changed in a Notice will be assumed not to be changed.

Section 6.2 No Merger, Survival of Representations and Warranties.

     The representations, warranties and covenants of the Guarantor in this Guarantee survive the execution and delivery of this Guarantee and each advance under the Debenture. Notwithstanding any investigation made by or on behalf of the Secured Creditor, the representations, warranties and covenants in this Guarantee continue in full force and effect.

Section 6.3 Further Assurances.

(1)	The Guarantor will do all acts and things and execute and deliver, or cause to be executed and delivered, all documents and instruments that the Secured Creditor may request to give full effect to this Guarantee and to perfect and preserve the rights and powers of the Secured Creditor under this Guarantee, including any acknowledgements and confirmations of this Guarantee and the Guarantor Security Documents.

(2)	The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Debtor on a continuing basis all information desired by the Guarantor concerning the financial condition of the Debtor and that the Guarantor will look to the Debtor and not to the Secured Creditor, in order for the Guarantor to keep adequately informed of changes in the Debtor’ financial condition.

Section 6.4 Successors and Assigns.

     This Guarantee is binding upon the Guarantor, its successors and assigns, and enures to the benefit of the Secured Creditor and its successors and assigns. This Guarantee may be assigned by the Secured Creditor without the consent of, or notice to, the Guarantor, to such Person as the Secured Creditor may determine and, in such event, such Person will be entitled to all of the rights and remedies of the Secured Creditor as set forth in this Guarantee or otherwise. In any action brought by an assignee to enforce any such right or remedy, the Guarantor will not assert against the assignee any claim or defence which the Guarantor now has or may have against the Secured Creditor. The Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Secured Creditor which may be unreasonably withheld.

Section 6.5 Amendment.

     This Guarantee may only be amended, supplemented or otherwise modified by written agreement executed by the Secured Creditor and the Guarantor.

Section 6.6 Waivers, etc.

(1)	No consent or waiver by the Secured Creditor in respect of this Guarantee is binding unless made in writing and signed by an authorized officer of the Secured Creditor. Any consent or waiver given under this Guarantee is effective only in the specific instance and for the specific purpose for which given. No waiver of any of the provisions of this Guarantee constitutes a waiver of any other provision.

(2)	A failure or delay on the part of the Secured Creditor in exercising a right under this Guarantee does not operate as a waiver of, or impair, any right of the Secured Creditor however arising. A single or partial exercise of a right on the part of the Secured Creditor does not preclude any other or further exercise of that right or the exercise of any other right by the Secured Creditor.

Section 6.7 Severability.

     If any court of competent jurisdiction from which no appeal exists or is taken, determines that any provision of this Guarantee is illegal, invalid or unenforceable, that provision will be severed from this Guarantee and the remaining provisions will remain in full force and effect.

Section 6.8 Application of Proceeds.

     All monies collected by the Secured Creditor under this Guarantee will be applied as provided in the Debenture. To the extent any other Document requires proceeds of collateral under such Document to be applied in accordance with the provisions of this Guarantee, the Secured Creditor or holder under such other Document shall apply such proceeds in accordance with this Section.

Section 6.9 Governing Law.

(1)	This Guarantee will be governed by, interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(2)	The Guarantor irrevocably attorns and submits to the exclusive jurisdiction of any court of competent jurisdiction of the Province of British Columbia sitting in Vancouver, British Columbia in any action or proceeding arising out of or relating to this Guarantee and the other Documents to which it is a party.

The Guarantor irrevocably waives objection to the venue of any action or proceeding in such court or that such court provides an inconvenient forum. Nothing in this Section limits the right of the Secured Creditor to bring proceedings against the Guarantor in the courts of any other jurisdiction.

(3)	The Guarantor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to the Guarantor at Suite 2800, Park Place, 666 Burrard Street, Vancouver, BC, Canada, V6C 2Z7. Nothing in this Section affects the right of the Secured Creditor to serve process in any manner permitted by law.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

IN WITNESS WHEREOF the Guarantor has executed this Guarantee.

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

By:

Authorized Signing Officer

By:

Authorized Signing Officer